               Confidential materials omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.




===============================================================================





                             AMENDED AND RESTATED


                          EXCLUSIVE SUPPLY AGREEMENT


                                     among


                            IGI, INC., IGEN, INC.,
                             IMMUNOGENETICS, INC.

                                      and


                              GLAXO WELLCOME INC.




                         Dated as of January 27, 1997


===============================================================================

                               TABLE OF CONTENTS
                               -----------------



                                                                           Page
                                                                           ----
                                   ARTICLE 1

                           Manufacturing Obligations
                           -------------------------

SECTION 1.1.     Requirements.................................................2
SECTION 1.2.     Exclusivity..................................................2
SECTION 1.3.     Forecasts of Quantities......................................2
SECTION 1.4.     Management of Inventory......................................2
SECTION 1.5.     Shipping and Delivery Terms..................................3
SECTION 1.6.     Certificate of Analysis; Quality Assurance Sample............3
SECTION 1.7.     Product Specifications.......................................3
SECTION 1.8.     Labeling and Packaging.......................................3
SECTION 1.9.     Qualification................................................3
SECTION 1.10.    Pre-existing Inventory.......................................4

                                   ARTICLE 2

                             The Trademark License
                             ---------------------

SECTION 2.1.     Grant of License.............................................4
SECTION 2.2.     Quality Assurance Provision..................................4
SECTION 2.3.     Further Assurance............................................4

                                   ARTICLE 3

           Compensation to IGI for Manufacturing and Other Services
           --------------------------------------------------------

SECTION 3.1.     Royalty Advance..............................................5
SECTION 3.2.     Cost Reimbursement as Product Price..........................5
SECTION 3.3.     Annual Sales Based Milestone Payments........................7
SECTION 3.4.     Royalties on Net Sales of the Products.......................7
SECTION 3.5.     Royalties with respect to Additions to the Product Line......8
SECTION 3.6.     Accrual of Royalties.........................................8
SECTION 3.7.     Third Party Royalties........................................8
SECTION 3.8.     Reduction in Royalties Due to Infringing Competition.........8


                                   ARTICLE 4

                                   Payments
                                   --------
SECTION 4.1.     Non-Royalty Payments.........................................9
SECTION 4.2.     Royalty Payments.............................................9

                                   ARTICLE 5

                         Passage of Title; Insurance.
                         ---------------------------

SECTION 5.1.     Passage of Title.............................................10
SECTION 5.2.     Insurance Requirements.......................................10

                                   ARTICLE 6

                                 Force Majeure
                                 -------------

SECTION 6.1.     Effects of Force Majeure.....................................10
SECTION 6.2.     Notice; Responsibilities.....................................10
SECTION 6.3.     Termination of Agreement.....................................10
SECTION 6.4.     Equitable Allocation of Resources and Capacity...............11

                                   ARTICLE 7

             Specifications, Manufacturing Process and Warranties
             ----------------------------------------------------

SECTION 7.1.     Product Specifications.......................................11
SECTION 7.2.     Manufacturing Process........................................11
SECTION 7.3.     Warranties Regarding the Products............................11
SECTION 7.4.     Disclaimer of Warranty.......................................12
SECTION 7.5.     Limited Remedy for Non-Conforming Products...................12
SECTION 7.6.     Limitation of Liability and Waiver
                 of Consequential Damages.....................................12

                                   ARTICLE 8

                                Confidentiality
                                ---------------

SECTION 8.1.     Confidential Information.....................................12

                                   ARTICLE 9

                           Covenants of the Parties
                           ------------------------

SECTION 9.1.     Regulatory Compliance........................................14
SECTION 9.2.     Facility Audits..............................................14



SECTION 9.3.     Complaints...................................................15
SECTION 9.4.     Adverse Events...............................................15
SECTION 9.5.     Regulatory Correspondence....................................15
SECTION 9.6.     Governmental Inspections.....................................16

                                  ARTICLE 10

                 Representations and Warranties of the Parties
                 ---------------------------------------------

SECTION 10.1.    Representations and Warranties of GW.........................16
SECTION 10.2.    Representations and Warranties of IGI........................16

                                  ARTICLE 11

                            Manufacturing Capacity
                            ----------------------

SECTION 11.1.    Capacity.....................................................18
SECTION 11.2.    Capacity Audits..............................................19
SECTION 11.3.    Insufficient Progress........................................19
SECTION 11.4.    Condition Precedent..........................................19

                                  ARTICLE 12

                 Indemnification Regarding Third Party Claims
                 --------------------------------------------

SECTION 12.1.    Indemnification by GW........................................19
SECTION 12.2.    Indemnification by IGI.......................................19
SECTION 12.3.    Indemnification Procedures...................................20

                                  ARTICLE 13

                             Term and Termination
                             --------------------

SECTION 13.1.    Term.........................................................21
SECTION 13.2.    Termination for Convenience..................................21
SECTION 13.3.    Breach.......................................................22
SECTION 13.4.    Insolvency...................................................22
SECTION 13.5.    Survival.....................................................22

                                  ARTICLE 14

                             Effect of Termination
                             ---------------------

SECTION 14.1.    Effects in General...........................................22




                                  ARTICLE 15

                  The Product Development Strategy Committee
                  ------------------------------------------
SECTION 15.2.    Responsibilities of the PDSC.................................24

                                  ARTICLE 16

                               Enabling License
                               ----------------

SECTION 16.1.    Description of the Enabling License..........................24
SECTION 16.3.    Termination of Enabling License..............................25

                                  ARTICLE 17

                               Commercialization
                               -----------------

SECTION 17.1.    Government Approvals.........................................25
SECTION 17.2.    Marketing Strategy...........................................25
SECTION 17.3.    Advertising and Promotion....................................25

                                  ARTICLE 18

                            Patents and Inventions
                            ----------------------

SECTION 18.1.    Sublicense of Rights.........................................26
SECTION 18.2.    Notice of Patent Infringement................................26
SECTION 18.3.    Infringement Rights..........................................26
SECTION 18.4.    Patent Review................................................26
SECTION 18.5.    Joint Inventions.............................................27

                                  ARTICLE 19

                           Miscellaneous Provisions
                           ------------------------

SECTION 19.1.    Assignment...................................................27
SECTION 19.2.    Governing Law................................................27
SECTION 19.3.    Amendments...................................................27
SECTION 19.4.    No Partnership...............................................27
SECTION 19.5.    Notices......................................................28
SECTION 19.6.    Entire Agreement.............................................29
SECTION 19.7.    Severability.................................................29
SECTION 19.8.    Waiver.......................................................30
SECTION 19.9.    Survival.....................................................30
SECTION 19.10.   Heading......................................................30
SECTION 19.11.   Counterparts.................................................30



                                  ARTICLE 20

                                 Defined Terms
                                 -------------
SECTION 20       Defined Terms................................................30


                               INDEX OF EXHIBITS
                               -----------------
INDEX OF EXHIBITS.............................................................35


                              AMENDED AND RESTATED
                           EXCLUSIVE SUPPLY AGREEMENT
                           --------------------------

         This AMENDED AND RESTATED EXCLUSIVE SUPPLY AGREEMENT, dated as of the 27th day of January, 1997 (the "Effective Date"), among IGI, INC., a Delaware
                                --------------
corporation, having a principal place of business at Wheat Road & Lincoln Avenue, Buena, New Jersey 08310, IGEN, INC., a Delaware corporation, having a principal place of business at 103 Springer Building, 3411 Silverside Road, Wilmington, Delaware (hereinafter referred to as "Igen"), IMMUNOGENETICS, INC.,
                                                  ----
a Delaware corporation, having a principal place of business at Wheat Road & Lincoln Avenue, Buena, New Jersey 08310 (hereinafter referred to as "Immunogenetics") (IGI, Inc. and its Affiliates (including but not limited to
 --------------
Igen and Immunogenetics) are hereinafter collectively referred to as "IGI"), and
                                                                      ---
GLAXO WELLCOME INC., a North Carolina corporation, having a principal place of business at Five Moore Drive, Research Triangle Park, North Carolina 27709 (hereinafter referred to as "GW").
                             --

                                   WITNESSETH:

         WHEREAS, IGI is the manufacturer of the Products listed on Exhibit A attached hereto, which are to be manufactured in accordance with the Specifications and other requirements described in this Agreement;

         WHEREAS, IGI desires to sell to GW, and GW desires to purchase from IGI, the Products, on the terms and conditions set forth in this Agreement;

         WHEREAS, this Amended and Restated Exclusive Supply Agreement is a restatement of the rights and obligations of the parties which are contained in the Exclusive Supply Agreement, dated as of December 30, 1996, by and between IGI and GW (the "Original Agreement"); and
                 ------------------

         WHEREAS, it is the intent of the parties that the terms and conditions of this Agreement shall take precedence over the terms and conditions of the Original Agreement.

         NOW, THEREFORE in consideration of the mutual promises, terms and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.   Manufacturing Obligations.
     -------------------------

     1.1  Requirements. During the term of this Agreement, GW shall purchase
          ------------
from IGI One Hundred percent (100%) of GW's requirements of Products for sale in the Territory, and IGI agrees to supply and sell to GW One Hundred percent (100%) of GW's requirements of Products for sale in the Territory. In the event IGI is unable to supply all of GW's requirements, IGI agrees to use reasonable commercial efforts to assist GW in procuring an alternative manufacturer of the Products.

     1.2  Exclusivity. During the term of this Agreement, IGI shall exclusively
          -----------
manufacture and supply the Products to GW.

     1.3  Forecasts of Quantities. Each calendar month during the term of this
          -----------------------
Agreement, GW shall provide IGI with GW's forecast of quantity requirements for Products by month for the next twelve (12) months. In developing each such forecast, GW and IGI will cooperate with each other and act in good faith to provide estimates of future requirements as accurately as possible in order to supply GWs future Product requirements. All forecasts shall be for the sole purpose of assisting IGI in its production planning, and the forecasts shall not constitute an obligation of GW to purchase the quantities of the Products in the forecasts.

     1.4  Management of Inventory. (a) During the term of this Agreement, IGI
          -----------------------
          shall use its best efforts to manage the production schedules with respect to the manufacture of the Products such that the actual finished goods inventory of the Products shall not exceed, nor be less than, the Target Inventory Level.

     (b) It is understood and agreed that IGI shall not deliver to GW, and GW shall not take title to or possession of; any units of Product which are in excess of the Target Inventory Level for such Product Units of Product which are in excess of the Target Inventory Level for such Product shall remain the property of IGI, and GW shall incur no obligation to pay for such units of Product.

     (c) As soon as IGI becomes aware or anticipates that the actual inventory level of a Product is likely to exceed the Target Inventory Level for such Product, then in such event IGI shall give prompt written notice thereof to GW. Such notice shall state with specificity the particular presentation of Product which is, or is likely to be, effected, the quantity amount of such actual or expected overage, and a summary of a plan of action which is calculated to restore the inventory levels of Product to the Target Inventory Level.

     (d) As soon as IGI becomes aware or anticipates that the actual inventory level of a Product is, or is likely to be, below the Target Inventory Level for such Product, then in such event IGI shall give prompt written notice thereof to GW. Such notice shall state with specificity the particular presentation of Product which is, or is likely to be, effected, the quantity amount of such actual or expected shortfall, and a summary of a plan of action which is calculated to restore the inventory levels of Product to the Target Inventory Level.

     (e) At anytime during the term of this Agreement, GW shall be entitled, at its expense and upon twenty-four (24) hours notice to IGI, to conduct a physical inventory of Product located at IGI's manufacturing facility,

     1.5.  Shipping and Delivery Terms. All shipments of the Products from IGI
           ---------------------------
to GW shall be delivered from IGI's manufacturing facility to the designated GW storage area (the "GW Storage Area") at IGI's warehouse facility (or such other
                   ---------------
location as may be designated by GW). IGI shall arrange for the transportation of the Products to GW designated locations using common carriers approved by GW. All shipping and delivery costs and expenses shall be borne by GW. The parties agree that time is of the essence with respect to GWs specified delivery dates.

     1.6.  Certificate of Analysis; Quality Assurance Samples. For each batch of
           --------------------------------------------------
Products, IGI shall furnish to GW concurrently with the delivery of each batch of the Products: (i) a certificate of analysis, certifying and reflecting that such batch of Products complies with the Specifications, and (ii) at GW's request, separately packaged sample quantities for such batch of Products to be used for quality assurance purposes.

     1.7.  Product Specifications. IGI shall manufacture the Products in its
           ----------------------
various presentations in accordance with the product specifications attached hereto as Exhibit B (the "Product Specifications").
                          ----------------------
     1.8.  Labeling and Packaging. IGI shall label, package and ship the
           ----------------------
Products in its various presentations in accordance with the packaging specifications attached hereto as Exhibit C (the "Packaging Specifications").
                                                  ------------------------
IGI shall ship and deliver the Products in such containers and packaging as shall be appropriate for the intended use of the Products by GW and for the protection of the Products. With respect to modifications to the Packaging Specifications, the parties agree to cooperate and use their best efforts to determine appropriate packaging and labeling with respect to the Products. In any event, all such packaging and labeling shall be in compliance with all applicable laws and regulations.

     1.9.  Qualification. For each Product, IGI hereby agrees to undertake when
           -------------
appropriate the necessary actions (including without limitation a current Good Manufacturing Practices audit) to qualify IGI or its designated Affiliate with FDA and other regulatory agencies (if required) as a supplier to GW with respect to such Product. GW agrees to cooperate with IGI with respect to such undertaking.

     1.10. Pre-existing Inventory. GW acknowledges that IGI has been selling
           ----------------------
Product prior to this Agreement and IGI will provide GW with its existing inventory of Product

              Confidential materials omitted and filed separately
                 with the Securities and Exchange Commission.
                       Asterisks denote such omissions.


as of January 27, 1997, subject to the price provisions of Section 3, and such inventory shall be treated as if it were manufactured and supplied pursuant to this Agreement.

      2.    The Trademark License.
            ---------------------

      2.1.  Grant of License. Subject to the quality assurance provisions set
            ----------------
forth in Section 2.2 hereof, IGI hereby grants to GW an exclusive right and license to use the Trademark in the Field and within the Territory, and GW shall have the right to identify the Products purchased from IGI hereunder with the Trademark.

      2.2.  Quality Assurance Provision. GW agrees that IGI may control the
            ---------------------------
nature and quality of the goods on which GW uses the Trademark. GW further acknowledges that IGI has the right to inspect the nature and quality of the goods which GW sells under the Trademark and that IGI will be the sole judge of whether GW is meeting the required nature and quality of the goods. GW also acknowledges that IGI has licensed the Trademark from Micro-Pak, Inc., a Delaware corporation having its principal place of business at 209 Baynard Building, 3411 Silverside Road, Wilmington, Delaware ("Micro-Pak") and that if GW uses the Trademark, Micro-Pak may have a similar right to inspect the nature and quality of goods. IGI and Micro-Pak both agree that (i) all Products made using the Product Specifications, or (ii) using the marks as adjectives (including the use of Novasome(R) as a modifier of vesicles, lipid vesicles or the like) conclusively meet the standards of nature, quality and trademark usage set forth herein.

      2.3.  Further Assurances. As soon as practicable after the Effective Date
            ------------------
but in any event within ninety (90) days thereof, the parties jointly agree to use best efforts to investigate, determine and further specify the rights of GW, IGI and all third parties with respect to the Trademark. The parties jointly agree to take all actions necessary to consummate more effectively the grant of the Trademark rights hereunder. Without limiting the foregoing, IGI agrees to execute, or cause the execution of, any document, instrument, notice or agreement that GW may consider necessary or desirable to create, preserve, continue, perfect, vest or validate the Trademark rights granted to GW hereunder, or which GW may consider necessary or desirable to exercise to enable GW to obtain an exclusive license of the Trademark for use on cosmetics, consumer products and topical dermatological products for localized usage at the delivery zone (specifically excluding dermatologically administered pharmaceuticals which are delivered systemically through the skin, antiinfectives for treating infectious pathogens, replacement hormone therapy, spermacides and viracides).

      3.    Compensation to IGI for Manufacturing and Other Services.
            --------------------------------------------------------

      3.1.  Royalty Advance. As partial payment for the rights granted to GW by
            ---------------
IGI hereunder, GW shall pay IGI a royalty advance of ************************ *********** (the "Royalty Advance") within three (3) days of execution of this
                  ---------------
Agreement. The Royalty

              Confidential materials omitted and filed separately
                 with the Securities and Exchange Commission.
                       Asterisks denote such omissions.


Advance shall be fully creditable against future royalties earned by IGI, in accordance with the following provisions:

      (a) With respect to any royalty period ending in the calendar year 1997, ******** on of the royalties payable to IGI shall be creditable against the Royalty Advance;

      (b) With respect to any royalty period ending in the calendar year 1998, up to *********************** of the royalties which would otherwise be payable to IGI may be creditable against the Royalty Advance; and

      (c) With respect to any royalty period ending in any calendar year subsequent to 1998, up to *********************** of the royalties which would otherwise be payable to IGI may be creditable against the Royalty Advance, until the total amount of the Royalty Advance is fully credited against royalties.

      3.2. Cost Reimbursement as Product Price. During the term of this
           -----------------------------------
Agreement, GW shall reimburse IGI for its Cost of Manufacture (as defined below) of the Products.

      (a)  Specified Cost of Manufacture for 1997. With respect to the calendar
           --------------------------------------
year 1997, GW shall pay the applicable Cost of Manufacture set forth on Exhibit E attached hereto for all Products which are manufactured during such calendar year.

      (b)  Cost of Manufacture. With respect to each calendar year subsequent to
           -------------------
1997, GW shall pay such prices as are mutually agreed to by the parties prior to November 30 of the year which immediately precedes the calendar year for which a determination is being made. It is understood and agreed that prices for any year subsequent to 1997 are to be determined based on IGI's Cost of Manufacture of the Products. For purposes of this Agreement, the term "Cost of Manufacture"
                                                           -------------------
shall mean all of IGI's costs and expenses for (i) materials used in connection with the manufacture of the Products, (ii) direct and indirect labor used in connection with the manufacture of the Products, and (iii) overhead incurred in the manufacture of the Products, all as included by IGI in a manner consistent with its historical cost allocation methods in deterring its cost of goods sold and as determined in accordance with generally accepted accounting principles consistently applied as between the periods ending prior to the Effective Date and the periods ending subsequent to the Effective Date. It is understood and agreed, however, that with respect to the determination of Cost of Manufacture by the parties for any year subsequent to 1997, (i) any proposed increases in the costs of materials or direct labor components which are greater than ***************** higher than

              Confidential materials omitted and filed separately
                 with the Securities and Exchange Commission.
                       Asterisks denote such omissions.


such components in the prior year, shall be documented and presented by IGI to GW prior to the determination of the Cost of Manufacture for such year, and (ii) any proposed increases in the costs of indirect labor or overhead components shall be documented and presented by IGI for GW's approval, (which GW agrees will not be unreasonably withheld) prior to the determination of the Costs of Manufacture for such year.

     (c)   Reconciliation of Cost of Manufacture. The parties agree that no
           -------------------------------------
later than March 31 of each year, the parties shall review and reconcile the actual Cost of Manufacture to the Cost of Manufacture charged to GW for such preceding year. If the parties determine that actual Cost of Manufacture were in excess of the Cost of Manufacture so charged to GW, then in such event GW shall pay to IGI a lump-sum payment equal to the excess amount within thirty (30) days after the date of such determination. If the parties determine that the actual Cost of Manufacture was less than the Cost of Manufacture so charged to GW, then in such event IGI shall issue to GW a credit equal to such amount, such credit to be applied against payments otherwise accruing to IGI with respect to future Product deliveries. It is understood and agreed, however, that for purposes of reconciliation, IGI's actual Cost of Manufacture shall not include (i) any increase in materials or direct labor components which are greater than ************ higher than such components in the prior year, unless such costs were documented and presented by IGI to GW prior to effecting such increase in such components or (ii) any increase in indirect labor or overhead components unless such costs were documented and presented by IGI for GW's approval, (which GW agrees will not be unreasonably withheld) prior to effecting any increase in such components.

     (d)   Cost of Manufacture Audits. IGI shall keep and maintain complete and
           --------------------------
accurate records and books of account in sufficient detail and form so as to enable verification of its Cost of Manufacture. Such records and books of account shall be maintained for a period of no less than three (3) years following the calendar year to which they pertain. IGI shall permit such records and books of account to be examined by GW or GW's duly appointed agent(s) no more than once each calendar year, to the extent necessary for GW to verify such Cost of Manufacture. Such examination shall be during normal business hours, upon fourteen (14) days' prior written notice to IGI, and at GW's expense unless the examination should establish that IGI's claimed Cost of Manufacture for the period examined was more than one hundred fifteen percent (115%) of IGI's actual Cost of Manufacture for such period, in which case IGI shall be responsible for the expenses of such audit. Prompt adjustment shall be made by the proper party to compensate for any errors or omissions disclosed by such audit

              Confidential materials omitted and filed separately
                 with the Securities and Exchange Commission.
                       Asterisks denote such omissions.



Information obtained during the course of such an examination shall be kept confidential by GW and its agents.

     3.3.  Annual Sales Based Milestone Payments. GW shall pay to IGI a
           -------------------------------------
milestone payment in the particular amounts specified below (each a "Sales
                                                                     -----
Milestone Payment") upon the dates specified below:
-----------------

           (i) On or by February 15th of the calendar year subsequent to the first calendar year in which GW's annual Net Sales of the Products in the Territory exceed ********************************, GW shall pay to IGI the sum of ***************************************, it being understood and agreed that such payment shall be made no more than one time;

           (ii) On or by February 15th of the calendar year subsequent to the first calendar year in which GW's annual Net Sales of the Products in the Territory exceed ******************************* GW shall pay to IGI the sum of ******************************** it being understood and agreed that such payment shall be made no more than one time;

           (iii) On or by February 15th of the calendar year subsequent to the first calendar year in which GW's annual Net Sales of the Products in the Territory exceed **************************** GW shall pay to IGI the sum of ************************************* it being understood and agreed that such payment shall be made no more than one time;

           (iv) On or by February 15th of the calendar year subsequent to the first calendar year in which GW's annual Net Sales of the Products in the Territory exceed ****************************** GW shall pay to IGI the sum of ***************************************, it being understood and agreed that such payment shall be made no more than one time; and

           (v) On or by February 15th of the calendar year subsequent to the first calendar year in which GW's annual Net Sales ****************** **************** GW shall pay to IGI the sum of **************************
     ***** ****************** it being understood and agreed that such payment shall be made no more than one time.

     3.4.  Royalties on Net Sales of the Products. As additional compensation to
           --------------------------------------
IGI for the supply of Product to GW, and as payment for use of the Trademark pursuant to

              Confidential materials omitted and filed separately
                 with the Securities and Exchange Commission.
                       Asterisks denote such omissions.



the Trademark License granted to GW hereunder, GW shall pay or cause to be paid to IGI a royalty on the aggregate of all GW Net Sales of Products in the Territory, using the royalty rates as determined below:

            (i) with respect to annual aggregate GW Net Sales of the Products which are less than or equal to *********************** the applicable royalty rate with respect to such Net Sales shall be equal to
      *********************

            (ii) with respect to annual aggregate GW Net Sales of the Products which are greater than **************************** but less than or equal to ******************************** the applicable royalty rate with respect to such Net Sales shall be equal to ******************** and

            (iii) with respect to annual aggregate GW Net Sales of the Products which are greater than ******************************** the applicable royalty rate with respect such Net Sales shall be equal to
      *******************

      3.5.  Royalties with respect to Additions to the Product Line. If GW
            -------------------------------------------------------
should add additional products to the Product Line, and such additional products are not supplied to GW by IGI, nor fall within the scope of the Enabling License, GW shall nevertheless pay or cause to be paid to IGI a royalty equal to *************** of all GW Net Sales of such additional products in the Territory.

      3.6.  Accrual of Royalties. No royalty shall be payable on a Product made
            --------------------
or used for tests or development purposes or distributed as samples. No royalties shall be payable on sales among GW, or its Affiliates, but royalties shall be payable on subsequent sales by GW, or its Affiliates to a Third Party.

      3.7.  Third Party Royalties. If GW, or its Affiliates determine, at GW's
            ---------------------
or its Affiliates discretion, that it is necessary for GW or its Affiliates to pay royalties or other fees to any Third Party in order to market or sell the Products which are specified on Exhibit A in the Territory, GW may deduct such royalties due to Third Parties from royalties thereafter due to IGI, provided,
                                                                     --------
however, that in no event shall the royalties payable to IGI on account of this
-------
provision be reduced to an amount which is less than ******************** of the amount which would have been payable to IGI in the absence of this provision.

              Confidential materials omitted and filed separately
                 with the Securities and Exchange Commission.
                       Asterisks denote such omissions.




    3.8.   Reduction in Royalties Due to Infringing Competition. (a) In the
           ----------------------------------------------------
event that:

           (i)   a Third Party product infringes a Valid Claim (an "Infringing
                                                                    ----------
    Product"); and
    -------

           (ii) such Infringing Product is being sold, marketed or distributed in the Territory directly to or by (A) physicians (including by not limited to dermatologists and plastic surgeons), (B) other professionals licensed under state law to write prescriptions, or (C) groups containing such physicians or professionals (such sale, marketing or distribution activity being referred to as "Infringing Activity"); and
                          -------------------

           (iii) (A) the total sales associated with the Infringing Activity constitute at least ******************** of the Net Sales of a comparable Product or Products sold by GW, or (B) the Net Sales of a comparable Product or Products sold by GW decrease by more than ************* in any fiscal quarter;

then in such case, IGI (or Micro-Pak) shall either cause such Third Party to cease the Infringing Activity or IGI (or Micro-Pak) shall file a legal action against such Third Party to cause the cessation of the Infringing Activity. Such legal action shall be brought by IGI (or Micro-Pak) within one hundred and twenty (120) days after IGI (or Micro-Pak) learns of such Infringing Activity or receives notice of the Infringing Activity from GW (such one hundred and twenty
(120) day period hereinafter referred to as the "Infringement Review Period").
                                                 --------------------------

    (b) In the event that IGI (or Micro-Pak) fails to satisfy the obligations contained in Section 3.8(a) by the end of the Infringement Review Period, then in such case, GW shall have the right to reduce the royalties payable with respect to the Product or Products being infringed as determined below:

           (i) if the Infringing Product contains glycolic acid, the royalty rate with respect to Net Sales of the comparable Product sold by GW shall be *************************************** and

           (ii) if the Infringing Product does not contain glycolic acid, the royalty rate with respect to Net Sales of the comparable Product sold by GW shall be

              Confidential materials omitted and filed separately
                 with the Securities and Exchange Commission.
                       Asterisks denote such omissions.



    ********************* of the otherwise applicable royalty rate as determined in accordance with Section 3.4 hereof.

    4.    Payments.
          --------

    4.1.  Non-Royalty Payments. All payments required to be made by GW pursuant
          --------------------
to this Agreement (other than royalties and Sales Milestone Payments) shall be made by check in good funds, payable in US Dollars to the order of IGI, Inc. and shall be delivered to IGI within thirty (30) days of IGI's submitting its invoice for such payment to GW.

    4.2.  Royalty Payments. GW shall keep complete and accurate records of the
          ----------------
sales of Products with respect to which a royalty is payable according to this Agreement and within sixty (60) days following each calendar quarter (the last days of March, June, September, and December), GW shall furnish to IGI a written report setting forth (i) the Net Sales of Products sold, (ii) royalties which shall have accrued hereunder in respect to such Net Sales, and (iii) any credits against royalties as determined in accordance with the terms of this Agreement Royalties shown to have accrued by each royalty report shall be due and payable on the date such royalty report is due. Payments of royalties in whole or part may be made in advance of such due date. Payment of royalties shall be made by check in good funds, payable in US dollars to the order of IGI, Inc.

    5.    Passage of Title; Insurance.
          ---------------------------

    5.1.  Passage of Title. Beneficial ownership of, title and risk of loss to
          ----------------
the Products shall pass to GW when the Products are delivered to the GW Storage Area. IGI shall ensure that the GW Storage Area is separated, at GW's expense, from the main storage area in IGI's warehouse by boundary markings or by means recognized as Good Manufacturing Practices by the FDA.

    5.2.  Insurance Requirements. During the term of this Agreement, IGI shall
          ----------------------
maintain, at its own expense, product liability insurance from reputable insurance underwriters with a limit of liability of at least
********************************** per annual aggregate. IGI shall name GW as an additional insured on such insurance policy and will promptly supply GW with evidence of compliance with this Section.

    6.    Force Majeure.
          -------------

     6.1.   Effects of Force Majeure. Except for obligations for the payment of
            ------------------------
money, GW and IGI shall each be excused for any delay or failure to fulfill any of their respective obligations under this Agreement if such failure or delay is caused by any act of God, explosion, fire, storm, earthquake, flood, drought, riot, embargo, war or seizure, requisition or allocation, any failure or delay of transportation, shortage of or inability to obtain supplies, equipment, fuel or labor, or any similar circumstances or event beyond the reasonable control of the party relying upon such circumstances or event. Any such excused non-performance shall remain excused only for so long as the condition preventing the performance continues, and upon cessation of such condition, the affected party shall promptly resume performance hereunder.

     6.2.   Notice; Responsibilities. Each party hereto agrees to give each
            ------------------------
other party prompt notice of the occurrence of any condition referred to in
Section 6.1, the nature thereof, and the extent to which the affected party will be unable fully to perform its obligations hereunder. Each party further agrees to use reasonable efforts to correct the condition as promptly as possible and to give the other party prompt notice when it is again fully able to perform such obligations.

     6.3.   Termination of Agreement. If, as a result of conditions referred to
            ------------------------
in Section 6.1, a party is unable fully to perform its obligations hereunder for any consecutive period of sixty (60) days, then in such case IGI (in the case of nonperformance by GW) or GW (in the case of non-performance by IGI) shall have the right to terminate this Agreement upon thirty (30) days prior notice to the non-performing party unless such nonperformance is remedied within such thirty
(30) day period.

     6.4.   Equitable Allocation of Resources and Capacity. If, as a result of
            ----------------------------------------------
the conditions referred to in Section 6.1, IGI at any time is unable fully to supply GW and IGI's other customers, IGI shall equitably allocate its available resources and production capacity among GW and IGI's other customers, taking into consideration the respective requirements of each of the parties during a reasonable time period prior to the allocation, as well as such requirements during the allocation period.


     7.     Specifications, Manufacturing Process and Warranties.
            ----------------------------------------------------

     7.1.   Product Specifications. Each of the Products supplied by IGI to GW
            ----------------------
shall meet the Product Specifications for such Product, as determined in accordance with the analytical methodology as set forth in Exhibit B hereto.

     7.2.   Manufacturing Process. The Products supplied by IGI to GW hereunder
            ---------------------
shall be manufactured by IGI in accordance with IGI's approved Master Manufacturing File ("MMF") and GWs related regulatory filings for the Products (hereinafter collectively referred to as the "Process"). IGI shall not ship any Products to GW which have been manufactured or processed in a manner which constitutes a change or modification of the Process unless such change or modification of the Process is required by a Governmental Authority, and unless and until (x) GW has approved such change or modification in writing, and (y) such change or modification has been properly reflected in IGI's MMF for the Products and GWs related regulatory filings for the Products. Until the foregoing approvals have been given, IGI shall continue to supply Products manufactured according to the Process and in the quantities required by this Agreement. In any event, IGI shall promptly notify GW of any change or modification to the Process which requires the approval of any Governmental Authority, or any other change or modification for which notice must be given to any other Governmental Authority under applicable laws and regulations.

     7.3.   Warranties Regarding the Products. IGI hereby warrants to GW that
            ---------------------------------
all quantities of the Products delivered to GW hereunder shall: (a) conform to the Specifications, (b) conform to and be manufactured in all material respects in accordance with the Process, except with such changes or modifications as are approved in accordance with Section 7.2, (c) be manufactured in accordance with the standards imposed by FDA regulations for current Good Manufacturing Practices, as set forth in 21 C.F.R. Part 211, as in effect from time to time,
(d) be labeled, packaged, and shipped in accordance with the Packaging Specifications, (e) conform to and be manufactured and supplied in all material respects in accordance with all laws and regulations, including, without limitation, all federal and state laws and regulations of the United States (including the FD&C Act) applicable to the Products, and (f) not be adulterated or misbranded within the meaning of the FD&C Act.

     7.4.   Disclaimer of Warranty. EXCEPT AS STATED HEREIN, IGI AND GW EACH
            ----------------------
DISCLAIM ALL WARRANTIES OF ANY KIND, WHETHER EXPRESSED OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE PRODUCTS, INCLUDING ALL WARRANTIES OF TITLE AND ANY IMPLIED WARRANTY (A) OF MERCHANTABILITY OR (B) FITNESS FOR A PARTICULAR PURPOSE.

     7.5.   Limited Remedy for Non-Conforming Products. In the event that any of
            ------------------------------------------
the Products delivered to GW by IGI hereunder shall fail to conform or comply with any of the warranties specified in Section 7.3, IGI's sole obligation with respect to claims of non-conformance or non-compliance made by GW shall be, at IGI's election, (i) to remedy the non-conformance or non-compliance by replacement of the Products as promptly as reasonably practicable, but not more than thirty (30) days from the date that GW notifies IGI of such non-conformance or non-compliance or (ii) to refund to GW the purchase price paid by GW with respect to such non-conforming or non-complying Products. Any claims by GW under the warranty specified above shall be made in writing to IGI within six (6) months after IGI tenders such Products to GW.

     7.6.   Limitation of Liability and Waiver of Consequential Damages.
            -----------------------------------------------------------
IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING

BUT NOT LIMITED TO, ANY CLAIM FOR DAMAGES BASED UPON LOSS OF PROFITS. IN ADDITION, IN NO EVENT SHALL IGI'S LIABILITY TO GW EXCEED THE TOTAL NET PRICE (INCLUDING ROYALTIES AND SALES MILESTONE PAYMENTS) PAID TO IGI BY GW FOR PRODUCTS SUPPLIED TO GW. THE FOREGOING ALLOCATION OF RISKS IS REFLECTED IN THE PRICE OF THE PRODUCTS.

     8.     Confidentiality.
            ---------------

     8.1.   Confidential Information. Each party acknowledges and agrees that in
            ------------------------
the course of its performance of this Agreement confidential technology, trade secrets, Product Specifications, Packaging Specifications or other proprietary information relating to the development, manufacture, promotion, marketing and sale of the Products (hereinafter "Confidential Information") may be made known
                                   ------------------------
or made available to the other party. Accordingly, during and after the term of this Agreement, each party hereby represents and agrees to the following:

     (a) that all right, title and interest to the Confidential Information is the sole and exclusive property of the party that disclosed it;

     (b) that each party agrees that the other party hereto has a proprietary interest in its Confidential Information. During and after the term of this Agreement, all disclosures of Confidential Information to the receiving party, its agents and employees shall be held in strict confidence by such receiving party, which shall disclose the Confidential Information only to those of its agents and employees to whom it is necessary in order to properly carry out their duties as limited by the terms and conditions hereof. During and after the term of this Agreement, the receiving party shall not use the Confidential Information except for the purposes of exercising its rights and carrying out its duties hereunder. The provision of this Section 8 shall also apply to any sublicensees, consultants or subcontractors during and after the term of this Agreement, that the receiving party may sublicense or engage in connection with this Agreement. Each party shall take necessary steps to ensure that its employees respect the terms of this Section 8;

     (c) that notwithstanding the provisions of this Section 8, each party may, to the extent necessary, disclose and use Confidential Information, consistent with the rights of such party otherwise granted hereunder, for the purpose of: (i) engaging in research and development, conducting testing and marketing programs, or securing institutional or government approval to test or market any Product, if required; (ii) subject to confidentiality agreements typically executed in the industry under comparable circumstances, sharing trial results and data with third parties conducting trials on Products; or (iii) securing patent or other intellectual property protection for an invention;

     (d) that notwithstanding anything contained in this Agreement to the contrary, neither party shall be liable for a disclosure of the other party's Confidential Information if the information is so disclosed:

            (i) was in the public domain without violation of the rights of the non-disclosing party at the time it was disclosed by the disclosing party to the receiving party; or

            (ii) was known to or contained in the records of the receiving party from a source with rights thereto not in violation of the rights of the non-disclosing party at the time of disclosure by the disclosing party to the receiving party and can be so demonstrated; or

            (iii) becomes known to the receiving party from a source other than the disclosing party without breach of this Agreement by the receiving party and can be so demonstrated; or

            (iv) was required to be disclosed under legal or administrative process, provided that the disclosing party has given the non-disclosing party no less than ten (10) days prior written notice of the disclosing party's intention to make a disclosure pursuant to this Section 8(d)(iv);

            (v) was independently discovered from research and development efforts of the non-disclosing party, by individuals who have not had access to the disclosures made hereunder;

     (e) that if either party discovers a misappropriation of the other party's Confidential Information by a third party, it shall give the other party prompt notice thereof and shall take no other action against the alleged misappropriator without the prior written consent of the other party. The discovering party agrees to cooperate with the other party, at no out-of-pocket expense to the discovering party, in connection with any action taken by the other party to pursue such misappropriator. Any recovery of damages or attorneys' fees in such actions, or amounts received at settlement thereof, shall accrue to the party that owns the Confidential Information, net of any costs and expenses incurred by the other party in obtaining such recovery; and

     (f) that the other party shall have no obligation to institute suit or take action against any misappropriator. In the event that the other party declines to take such action for any reason, the discovering party shall have the right, but not the obligation, to take such action but shall promptly advise the other party of any counterclaims brought by the alleged misappropriator and give the other party an opportunity to defend against such counterclaims. In the event of any such counterclaims, the discovering party shall not enter into settlement with the alleged misappropriator without the prior written consent of the other party, which shall not be unseasonably withheld. Notwithstanding anything herein to the contrary, the provisions of this Section 8 shall not prohibit or otherwise restrict the right and ability of IGI to the use of its Confidential Information in the development, manufacture and sale of products that do not conflict with the rights granted to GW pursuant to this Agreement.

     9.     Covenants of the Parties.
            ------------------------

     9.1.   Regulatory Compliance. During the term of this Agreement, IGI
            ---------------------
represents and warrants that it shall perform all of its obligations under this Agreement in compliance, in all material respects, with the Specifications and all applicable federal, state, provincial and local laws and regulations, including, without limitation, the applicable current Good Manufacturing Practices or other relevant regulations promulgated by the FDA. IGI shall promptly provide notice to GW of any official notices regarding such regulatory compliance.

     9.2    Facility Audits. (a) Upon reasonable prior notice, IGI shall permit
            ---------------
GW, its designated agent or representatives to audit, during normal business hours, any facility used by IGI or any Affiliate or third-party supplier of IGI for performing IGI's obligations under this Agreement, which audit may include, without limitation, manufacturing procedures, quality assurance procedures, quality assurance records, analytical records and validation records relating to the Products. All such audits shall be conducted, at GWs cost, upon reasonable prior notice.

     (b) In addition to the foregoing audits, in the event that IGI shall receive any Form FDA 483 (Inspectional Observations), warning letter or other similar correspondence relating to the Products from the FDA or any other Governmental Authority, then IGI shall promptly send notice thereof and a copy of each such form, letter or other correspondence to GW, and GW shall have the right to conduct such an audit in connection with each such form, letter or other correspondence. All such audits shall be conducted upon reasonable prior notice and during normal business hours.

     9.3.   Complaints. Any and all complaints coming into IGI's or GW's
            ----------
possession relating to the Products shall promptly be forwarded to the other party. Upon written request by GW, IGI agrees to provide reasonable assistance to GW in investigating consumer complaints related to the Products. Such investigations by IGI shall include, but not be limited to, analysis of the complaint sample, analysis of a retained sample and review of batch record documentation.

     9.4.   Adverse Events. During the term of this Agreement, each party shall
            --------------
promptly notify the other party within 48 hours of all information coming into its possession concerning side effects, injury, toxicity or sensitivity reactions including incidence and severity thereof associated with any use of the Products. All such communications shall be held in confidence and shall be subject to the terms of Section 8 hereof.

     9.5.   Regulatory Correspondence. (a) In the event that any party to this
            -------------------------
Agreement shall receive any Form FDA 483 (Inspectional Observations), warning letter, or other regulatory correspondence from the FDA or any other Governmental Authority relating to the Products, such party shall promptly send to the other party hereto notice and a copy of each such form, letter or other correspondence, and any correspondence in response thereto. If any party to this Agreement shall discover or become aware of any material information which identifies or suggests any adverse effect or unsafe characteristic of the Products, such party shall promptly notify the other parties to this Agreement thereof. Any Confidential Information contained in such correspondence shall be subject to the provisions of Section 8 hereof.

     (b) With respect to any matter related to the marketing or promotion of the Products, the parties agree that GW shall serve as the primary contact with the FDA or any other Governmental Authority. IGI shall provide assistance and cooperation to GW in connection with any such matter involving the FDA or any other Governmental Authority, including but not limited to written or oral correspondence, informal presentations, meetings, administrative hearings or court proceedings.

     9.6.   Governmental Inspections. IGI shall allow inspection by
            ------------------------
representatives of any Governmental Authority of the premises and processes used by IGI for manufacturing, packaging and handling the Products, to the extent required by applicable laws. In the event that any Governmental Authority shall require any inspection of the premises used by IGI for manufacturing and handling the Products, IGI shall promptly notify GW thereof (such notice to include copies of all related correspondence from such Governmental Authority), and GW shall have the right to participate in any such inspection. IGI shall promptly notify GW of the results of any such inspection in reasonable detail.

     10.    Representations and Warranties of the Parties.
            ---------------------------------------------

     10.1.  Representations and Warranties of GW. GW hereby represents and
            ------------------------------------
warrants to IGI that:

     (a) GW is a corporation duly incorporated, validly existing and in good standing under the laws of the State of North Carolina, with the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of GW. This Agreement has been duly executed and delivered by GW and constitutes the valid, binding and enforceable obligation of GW, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general principles of equity.

     (b)    GW is not subject to, or bound by any provision of:

            (i)    any articles or certificates of incorporation or by-laws;

            (ii) any mortgage, deed of trust, lease, note, shareholders' agreement, bond, indenture, license, permit, trust, custodianship, or other instrument, agreement or restriction, or

            (iii) any judgment, order, writ, injunction or decree or any court, governmental body, administrative agency or arbitrator,

that would prevent, or be violated by, or under which there would be a default as a result of, nor is the consent of any person required for, the execution, delivery and performance by GW of this Agreement and the obligations contained herein.

     10.2.  Representations and Warranties of IGI. IGI hereby represents and
            -------------------------------------
warrants to GW that:

     (a) Each of IGI, Inc., Igen and Immunogenetics is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of each of IGI, Inc., Igen and Immunogenetics. This Agreement has been duly executed and delivered by each of IGI, Inc., Igen and Immunogenetics and constitutes the valid, binding and enforceable obligation of each of IGI, Inc., Igen and Immunogenetics, as the case may be, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general principles of equity. Igen and Immunogenetics are each wholly-owned subsidiaries of IGI, Inc.

     (b)    IGI is not subject to, or bound by any provision of:

            (i)    any articles or certificates of incorporation or by-laws;

            (ii) any mortgage, deed of trust, lease, note, shareholders' agreement, bond, indenture, license, permit, trust, custodianship, or other instrument, agreement or restriction, or

            (iii) any judgment, order, writ, injunction or decree or any court, governmental body, administrative agency or arbitrator,

that would prevent, or be violated by, or under which there would be a default as a result of, nor is the consent of any person required for, the execution, delivery and performance by IGI of this Agreement and the obligations contained herein, including without limitation, the grant to GW of the licenses described hereunder.

     (c) To the best of IGI's knowledge, the Patents Rights are valid, and neither the manufacture, use or sale of the Products or the practice of any of the inventions included in the Patent Rights as contemplated by this Agreement infringes upon any Third Party's know-how, patent, trademark or other intellectual property rights in the Territory. IGI shall promptly notify GW upon learning that the manufacture, use, sale of the Products or the practice of any inventions covered by one or more claims included in the Patent Rights may infringe any rights of a Third Party.

     (d) IGI is the exclusive licensee of the NOVASOME(R) Technology within the field of cosmetics, consumer products and topical dermatological products for localized usage at the delivery zone (specifically excluding dermatologically administered pharmaceuticals which are delivered systemically through the skin, antiinfectives for treating infectious pathogens, replacement hormone therapy, spermacides and viracides). IGI is the exclusive licensee of the Patent Rights, as the Patent Rights relate to the NOVASOME(R) Technology.

     (e) The Patent Rights are enforceable, and no applicable statute, rule or regulation was violated during the prosecution thereof which would adversely effect the enforceability of the Patent Rights.

     (f) To the best of IGI's knowledge, there is no Third Party using or infringing all or any of the Patent Rights or the Trademark in derogation of the rights granted to GW in this Agreement;

     (g) There is no interference action or litigation pending or any communication which threatens interference action, or other litigation before any patent and trademark office, court, or any other government entity in the Territory in regard to the Patent Rights or the Trademark.

     (h) IGI has obtained all Registrations and other governmental approvals required as of the Effective Date with respect to the sale or marketing of the Products in the Territory.

     (i) Nothing has come to the attention of IGI which would indicate the existence of any material side effect, toxicity effect, carcinogenicity effect, adverse effect or any instances of deleterious physical effects or reactions resulting from, or alleged to result from, any Product.

     11.    Manufacturing Capacity.
            ----------------------

     11.1.  Capacity. (a) IGI represents, warrants and covenants to and with GW
            --------
that during the term of this Agreement, IGI shall have the manufacturing capacity and capability, and shall be ready, willing and able, to produce the Products in all material respects in accordance with the Specifications and all other terms and conditions of this Agreement and to produce an amount of the Products sufficient to meet the forecasts of GWs annual requirements for the Products referred to in Section 1.3 hereof. In the event that IGI determines that it is reasonably likely that IGI will not have adequate capacity to supply GW with all of its requirements of the Products it shall give written notice of such fact to GW, provided, that such written notice shall be delivered to GW at least six (6) months prior to when IGI anticipates that GW's demand will exceed IGI's capacity. IGI agrees to use reasonable commercial efforts to assist GW in procuring an additional manufacturer of the Products with respect to the excess quantities required by GW. IGI also agrees to use reasonable commercial efforts to assist GW, at GW's expense, in the transfer of the manufacturing process from IGI to such additional manufacturer. In addition, with respect to the Products which do not contain glycolic acids, IGI shall license such additional manufacturer, on commercially reasonable terms, all patent rights or manufacturing technology owned or licensed by IGI, so as to permit such additional manufacturer to produce such Products for GW.

     (b) Within six (6) months after the date of this Agreement, IGI and GW shall work together to identify a suitable back-up supplier that can satisfy GW's forecast requirements for Products in the event IGI is unable to satisfy such requirements.

     11.2.  Capacity Audits. In order to confirm the manufacturing capacity and
            ---------------
capability of IGI referred to in Section 11.1 hereof, GW shall have the right to conduct, at GW's expense, at least two (2) audits per year of the premises to be used by IGI for manufacturing, packaging and handling of the Products. All such audits described in this Section shall be conducted upon at least fifteen (15) business days prior notice and during normal business hours.

     11.3.  Insufficient Progress. In the event that, (i) upon any audit of
            ---------------------
IGI's premises referred to in Section 11.2, GW determines in good faith that IGI will not be able to meet the manufacturing capacity and capability referred to in Section 11.1 hereof, or (ii) upon ninety (90) days subsequent to the date that IGI provides written notice pursuant to Section 11.1 hereof, adequate progress has not been made towards identifying and qualifying a suitable additional manufacturer, then in either such event, GW may terminate this Agreement after providing IGI with a written notice of termination at least 90 days prior to the date of termination contained in such notice.

     11.4.  Condition Precedent. Without limiting the foregoing provisions of
            -------------------
this Section 11, it shall be a condition precedent to the obligations of GW under this Agreement, that GW shall have conducted at GW's expense, a quality assurance audit, on terms and conditions satisfactory to GW and in accordance with Good Manufacturing

Practices, of the premises to be used by IGI for manufacturing, packaging and handling the Products, and the results of such audit shall be acceptable to GW.

     12.    Indemnification Regarding Third Party Claims.
            --------------------------------------------

     12.1.  Indemnification by GW. With respect to claims brought by Third
            ---------------------
Parties against IGI related to the Products, GW agrees, subject to the compliance by IGI with its obligations set forth in Section 12.3 below, to indemnify, defend and hold harmless IGI, its Affiliates, and their respective directors, officers, employees and agents from and against any Damages arising out of or in connection with any breach of the representations, warranties, agreements or covenants of GW hereunder, except to the extent caused by IGI's negligent acts or omissions or willful misconduct.

     12.2.  Indemnification by IGI. With respect to claims brought by Third
            ----------------------
Parties against GW related to the Products, IGI agrees, subject to the compliance by GW with its obligations set forth in Section 12.3, to indemnify, defend and hold harmless GW, its Affiliates, and their respective directors, officers, employees and agents from and against any Damages arising out of or in connection with:

     (a) any breach of the representations, warranties, agreements, or covenants of IGI hereunder,

     (b) any negligent acts or omissions or willful misconduct on the part of IGI in the manufacture, use, handling, or sale of the Products, or

     (c) any suit or claim relating to the NovaSkin(R) trademark, the Trademark, or the Patent Rights which arises from the sale, marketing or distribution of the Products.

except to the extent caused by GW's negligent acts or omissions or willful misconduct. The above obligation of indemnification shall not be effected by the limitations of Sections 7.5 and 7.6 hereof.

     12.3.  Indemnification Procedures. A party which intends to seek
            --------------------------
indemnification under this Section 12 (such parties any of its Affiliates, or any of their respective directors, officers employees or agents hereinafter collectively referred to as the "Indemnitee") in respect of an action, suit,
                                 ----------
proceeding, claim, liability, demand or assessment asserted against such Indemnity by a Third Party shall promptly give notice thereof to the other party or parties to this Agreement from which the Indemnitee seeks indemnification (any such other party hereinafter referred to as the "Indemnitor") within a
                                                      ----------
reasonable period of time after assertion by any such Third Party thereof; provided, however, that the failure to provide such notice within a reasonable
--------  -------
period of time shall not relieve the Indemnitor of any of its obligations hereunder except to the extent that the Indemnitor is prejudiced by such failure. The Indemnitor shall have the right to assume the complete control of the defense, compromise or settlement of any such action, suit, proceeding, claim, liability, demand or assessment, including, at its own expense, employment of counsel, and at any time thereafter to exercise, on behalf of the Indemnitee, any rights which may mitigate any of the foregoing; provided, however, that if the Indemnitor shall have exercised its right to
--------  -------
assume such control, the Indemnitee; (i) may, in its sole discretion and at its own expense, employ counsel to represent it (in addition to the counsel employed by the Indemnitor) in any such matter, and in such event counsel selected by the Indemnitee shall be required to confer and cooperate with such counsel of the Indemnitor in such defense, compromise or settlement for the purpose of informing and sharing information with the Indemnitor; (ii) will, at its own expense, make available to Indemnitor those employees, officers and directors of Indemnitee whose assistance, testimony or presence is necessary or appropriate to assist the Indemnitor in evaluating and in defending any such action, suit, proceeding, claim, liability, demand or assessment; and (iii) shall otherwise fully cooperate with the Indemnitor and its counsel in the investigation and defense of such action, suit, proceeding, claim, liability, demand or assessment.


     13.          Term and Termination.
                  --------------------

     13.1.        Term.
                  ----

     (a)          Initial Term. The term of this Agreement shall commence on the
                  ------------
Effective Date and shall continue until December 31, 2001 (the "Initial Term")
                                                                ------------
unless sooner terminated as set forth below.

     (b)          Renewal Terms.
                  -------------

     (i) The term of this Agreement may be extended by GW subsequent to the Initial Term, at GW's option (so long as GWs annual Net Sales for the twelve month period prior to the expiration of the Initial Term meets or exceeds GWs Net Sales for the twelve month period following the first sale by GW of the Products delivered hereunder), for a period of five (5) years (the "Five Year
                                                                    ---------
Renewal Term") by giving written notice of extension to IGI not less than six
------------
(6) months prior to the expiration of the Initial Term.

     (ii) The term of this Agreement may be extended by GW subsequent to the Five Year Renewal Term, at GW's option (so long as GW's annual Net Sales for the twelve month period prior to the effective date of such extension meets or exceeds GW's Net Sales for the twelve month period following the first sale by GW of Products delivered hereunder), for five (5) successive periods of one (1) year each (each one year period being hereinafter referred to as an "Option
                                                                     ------
Year"), by giving written notice of extension to IGI not less than six (6)
----
months prior to the expiration of the Five Year Renewal Term or any Option Year.

               Confidential materials omitted and filed separately
                  with the Securities and Exchange Commission.
                       Asterisks denote such omissions.

     (iii) In the event that GW has exercised all of its options with respect to all of the Option Years, then the term of this Agreement shall automatically be extended for successive periods of one (1) year (each one year period being hereinafter referred to as an "Evergreen Year"), unless either IGI
                                            --------------
or GW shall give written notice of cancellation to the other not less than six
(6) months prior to the expiration date of the last Option Year or any Evergreen Year.

     13.2.        Termination for Convenience. At any time commencing twenty-
                  ---------------------------
four (24) months following the Effective Date, GW shall have the right to terminate this Agreement, provided that GW has given at least six months written notice to IGI. If GW terminates the Agreement pursuant to this Section 13.2, IGI shall have the right to distribute the Product in the Territory, and IGI shall return to GW that portion of the Royalty Advance against which royalties have not been credited pursuant to Section 3.1 (the "Remaining Royalty Advance"),
                                                -------------------------
provided, however, that IGI shall return the Remaining Royalty Advance to GW
--------  -------
only to the extent that the Remaining Royalty Advance exceeds **************************************************************. To facilitate
IGI's sale of Product, GW shall transfer to IGI any remaining inventory of Product possessed by GW at the Cost of Manufacture, and at IGI's option GW shall exclusively license to IGI, any trademarks OWNED by GW with respect to the Product Line.

     13.3.        Breach. In the event of a breach of any provision of this
                  ------
Agreement, the breaching party shall have thirty (30) days after written notice thereof by the non-breaching party within which to cure such breach. In the event that such breach has not been cured within such time period, the non-breaching party may, on notice to the breaching party, terminate this Agreement.

     13.4.        Insolvency. Either party may terminate this Agreement on
                  ----------
notice to the other party in the event the other party becomes the subject of a petition filed for relief under any bankruptcy or insolvency law, which is not dismissed within sixty (60) days of its filing; any general arrangement with its creditors; or any liquidation, termination or cessation of its business.

     13.5.        Survival. Termination of this Agreement for any reason shall
                  --------
not extinguish the unpaid obligations of any party that accrued prior to the effective date of termination. The obligations of both parties under Section 8 hereof (with respect to confidentiality) and of both parties under Section 12 (with respect to indemnification) shall survive termination for any reason.

     14.          Effect of Termination.
                  ---------------------

     14.1.        Effects in General. Upon termination of this Agreement for any
                  ------------------
reason (other than a breach by IGI of its obligations hereunder):

     (a) IGI shall immediately terminate production of the Products and each party shall promptly terminate all use of any Confidential Information of the other party.

     (b) Each party shall, at the request of the other, either promptly return to the other party or dispose of all of the other party's Confidential Information in any form whatsoever which it may have in its possession, custody or control (whether direct or indirect), provided, however, that each party
                                         --------  -------
shall be entitled to retain a single archival copy of the other party's Confidential Information in its legal department solely for the purposes of determining the extent of the non-disclosure obligations contained therein.

     (c) GW shall, at the request of IGI, purchase all or any portion of (i) the existing inventory of the Products at the then existing Cost of Manufacture for such Product, but in no event shall GW be required to purchase an amount of inventory which is in excess of the then existing Target Inventory Amount, and (ii) the parts, materials and components which, but for the termination, would have ultimately comprised the Products to be supplied hereunder. All parts, materials and components of the Products shall be purchased at the price paid by IGI for such items, plus an amount equal to the transportation, insurance and warehousing expenses incurred by IGI in acquiring and storing such parts, materials and components. It is understood and agreed, however, that GWs obligations to purchase work-in-process materials under this Section shall be limited to the quantity of Products for which GW had submitted its forecast requirements for the six month period following the date fixed for termination of this Agreement.

     (d) GW shall not be released from its obligation to pay any sums then owing to IGI and neither party shall be released from the obligation to perform any other duty or to discharge any other liability that has been incurred prior thereto. Subject to the foregoing, neither party shall by reason of the termination of this Agreement be liable to the other for compensation or damages on account of the loss of profits or sales, or expenditures, investments or commitments in connection therewith.

     14.2.        Effects upon Default of IGI. Upon termination of this
                  ---------------------------
Agreement by GW due to a breach by IGI of its obligations hereunder:

     (a) IGI shall immediately terminate production of the Products and each party shall promptly terminate all use of any Confidential Information of the other party.

     (b) Each party shall, at the request of the other, either promptly return to the other party or dispose of all of the other party's Confidential Information in any form whatsoever which it may have in its possession, custody or control (whether direct or indirect), provided, however, that each party
                                         --------  -------
shall be entitled to retain a single archival copy of the other party's Confidential Information in its legal department solely for the purposes of determining the extent of the non-disclosure obligations contained therein.

     (c)          IGI shall return to GW the Remaining Royalty Advance.

     15.          The Product Development Strategy Committee.
                  ------------------------------------------

     15.1.        Formation and Operation of the PDSC. To facilitate the
                  -----------------------------------
formation of strategy with respect to the development of the commercialization of the Products, the parties hereby establish and designate a standing committee to be known as the Product Development Strategy Committee (the "PDSC"). The PDSC shall be comprised of five (5) members, two (2) of whom shall be appointed by IGI, and three (3) of whom, including the chairperson of the PDSC, shall be appointed by GW. Each party shall appoint to the PDSC one member from its sales & marketing division and one member from its product development division. The initial members of the PDSC shall be identified by the parties within thirty
(30) days of the Effective Date. PDSC members shall serve until their resignation or removal. A committee member may be removed at any time by the party to this Agreement originally appointing such member by sending written notice to the other party to this Agreement. In the event of any vacancy in the PDSC, the party which appointed such vacating member shall appoint a replacement for such member, in such party's sole discretion, upon written notice thereof to the other party. The PDSC shall meet upon the written request of any member of the PDSC.

     15.2.        Responsibilities of the PDSC. The PDSC will be responsible for
                  ----------------------------
(i) reviewing and authorizing new Products, (ii) reviewing and authorizing development activities, timeliness and budgets taking into consideration IGI's manufacturing capacity and budgetary constraints, and (iii) monitoring project progress. IGI shall be responsible for directing, and bearing all internal IGI cost associated with formulation activities and manufacturing activities in support of PDSC authorized projects and marketing of Products. IGI shall satisfy its responsibilities hereunder by providing, and hereby agrees to provide, a minimum of one full-time person equivalent per year to support new product and on-going product development. GW shall be responsible for directing, and bear all costs associated with, any scientific or marketing support activities in support of PDSC authorized projects and marketed Products.

     16.          Enabling License.
                  ----------------

     16.1.        Description of the Enabling License. IGI has entered into a
                  -----------------------------------
License Agreement, dated as of January 1, 1996, with TriStrata Technology, Inc., a Delaware corporation and an Affiliate of NeoStrata, Inc. (hereinafter, "TriStrata"), with respect to the use of glycolic acid and/or its salts for the treatment of human skin wrinkles, fine lines and/or aging related skin changes, a copy of which is attached hereto as Exhibit F (hereinafter referred to as the "Enabling License Agreement").
 --------------------------

     16.2.        Representations and Warranties concerning the Enabling
                  ------------------------------------------------------
License. IGI represents and warrants to GW that:
-------

     (a) The Enabling License Agreement is in full force and effect, and IGI has not breached any of the terms thereof, nor defaulted on any of its obligations therein, nor assigned or sublicensed to any Third Party any of the rights being granted to GW hereunder;

     (b) The execution, delivery or performance of this Agreement by IGI shall not conflict with the terms or conditions of cause a violation of, result in a default under, give rise to a right of termination or cancellation of, or result in acceleration of any obligation or the loss of any benefit contained in, the Enabling License Agreement;

     (c) No additional consent or approval of TriStrata or NeoStrata, Inc. is required for the execution, delivery or performance of this Agreement;

     (d) During the term of this Agreement, IGI shall fulfill all of its obligations contained in the Enabling License Agreement, make all payments due thereunder on a timely basis, and take no action that would result in a breach or default under the terms of the Enabling License Agreement; and

     (e) IGI shall pay TriStrata all amounts which may be due to TriStrata pursuant to the Enabling License Agreement.

     16.3.        Termination of Enabling License. In the event that the
                  -------------------------------
Enabling License Agreement is terminated for any reason during the term of this Agreement, and GW is not legally able to sell Product because of the lack of the Enabling License, IGI shall refund to GW the Royalty Advance, less any accrued royalties, within thirty (30) days of such termination of the Enabling License Agreement

     17.          Commercialization.
                  -----------------

     17.1.        Government Approvals. GW shall undertake all studies necessary
                  --------------------
for Registration of additional Products approved by the PDSC. Rights in and to the data contained in such Registrations shall be the property of GW, except as needed by IGI for patent purposes.

     17.2.        Marketing Strategy. GW shall have the exclusive responsibility
                  ------------------
for the overall marketing strategy for the Products. GW shall communicate the overall marketing strategy to IGI.

     17.3.        Advertising and Promotion. (a) GW shall have the exclusive
                  -------------------------
responsibility for the preparation and dissemination of all advertising and promotional materials including the selection and use of trade names and trademarks in connection with the Products and shall pay all costs in connection therewith. The preceding sentence shall not be construed to in anyway limit the provisions of Section 12.2 hereof.

     (b) The parties acknowledge that GW may, at its option, desire to use the advertising and promotional materials previously prepared by IGI with respect to the Products. If GW requests the use of such materials, GW shall reimburse IGI for its costs of preparation of such materials.


     18.          Patents and Inventions.
                  ----------------------

     18.1.        Sublicense of Rights. IGI agrees that if this Agreement is
                  --------------------
terminated based on a breach by IGI, it will grant to GW a sublicense under the Patent Rights to the extent necessary to make, use, offer for sale and sell any Products.

     18.2.        Notice of Patent Infringement. IGI or GW, as the case may be,
                  -----------------------------
shall give prompt written notice to the other of any infringement known to IGI or GW of a Patent Right, and shall supply the other with such details of such infringement as are actually in IGI's or GW's possession.

     18.3.        Infringement Rights. (a) In the event of any infringement of a
                  -------------------
Patent Right, IGI shall, if permitted by Micro-Pak and consistent with the business interests of IGI, and in its own name or m the name of IGI or Micro-Pak or in both names, institute such proceedings or other actions as it deems advisable to prevent such infringement and shall retain all recovery had from any infringer. If IGI (or Micro-Pak) brings such proceedings within the one hundred and twenty (120) day period set forth in Section 3.8 hereof, GW shall continue to pay royalties as they accrue; if such proceeding are not brought in said one hundred and twenty (120) day period or the infringement does not cease in such period, Section 3.8 shall take effect.

     (b) If IGI (or Micro-Pak) does not institute such proceedings or other actions necessary to prevent such infringement within ninety (90) days, GW may, at its own expense, subject to the rights and approval of Micro-Pak, institute such proceedings (either in its own name, in the name of IGI, or in the name of Micro-Pak) as may be appropriate to prevent such infringement and may retain all amounts recovered from such infringer. In such event IGI shall, upon the request of GW and at GW's expense, formally assign to GW its rights to any cause of action it may have against any such infringer of the Patent Rights and execute all documents and do all acts deemed necessary by GW for GW to prosecute and control such proceedings or other actions brought by it. GW, however, has no obligations to institute any proceedings or other actions to prevent such infringement. IGI shall join in any such proceedings, if required.

     18.4         Patent Review. IGI acknowledges and agrees that during the
                  -------------
period commencing on the Effective Date and continuing until nine (9) months thereafter (such period to be hereinafter referred to as the "Patent Review
                                                              -------------
Period"), GW shall be conducting an investigation and review, at GWs expense, of
------
all documents, Instruments,
agreements and filings related to the Patent Rights. This Agreement may be terminated by GW during the Patent Review Period if GW provides written notice to IGI that, in GW's sole opinion, the rights included in the Patent Rights (or in any document, instrument, agreement or filing evidencing such rights) are unsatisfactory to GW. Upon exercise of the termination right contained herein, IGI shall refund the full amount of the Royalty Advance, less any accrued royalties, to GW within thirty (30) days of such termination.

     18.5.  Joint Inventions. In the event that employees or agents of IGI and
            ----------------
GW or their Affiliates are joint inventors as a result of inventions arising out of the development of Products, any patent applications filed thereon shall be jointly owned by GW and IGI. Should either party not elect to pursue patent protection on a joint invention in any particular country, all such fees shall be solely born by the party wishing to pursue such patent protection in such country (the "Electing Party"). In such cases, the party not electing to make
              --------------
the filing shall assign its ownership rights to the joint invention to the Electing Party and take any other action necessary for the Electing Party to pursue such protection.

     19.          Miscellaneous Provisions.
                  ------------------------

     19.1.        Assignment. No party shall assign any or all of its rights or
                  ----------
obligations hereunder to any third party without first obtaining the written consent thereto of the other party, which consent shall not be unreasonably withheld or delayed, except that in the event of an assignment in connection with a sale or transfer of all or substantially all of the assets of the assigning party (or the case of GW, in the event of a sale by GW of all or substantially all of the dermatology business) no such consent shall be required if the assignee agrees to be bound by the terms hereof within sixty (60) days after such assignment. The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, GW, IGI and their respective successors and permitted assigns. Any reference to GW and IGI hereunder shall be deemed to include the successors thereto and permitted assigns thereof.

     19.2.        Governing Law. This Agreement shall be governed by and
                  -------------
construed in accordance with the laws of the State of Delaware applicable to agreements made and to be fully performed therein, without regard to principles of conflicts of law.

     19.3.        Amendments. No amendment, modification, waiver, termination or
                  ----------
discharge of any provision of this Agreement, nor consent to any departure by GW or IGI therefrom, shall be effective unless the same shall be in writing specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by GW and IGI, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreements, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by GW and IGI.

     19.4.        No Partnership. Nothing herein contained shall be deemed to
                  --------------
create a joint venture, agency, partnership or employer-employee relationship between the parties hereto. Neither party shall have any power to enter into any contracts or commitments in the name of, or on behalf of, the other party, or to bind the other party in any respect whatsoever.

     19.5.        Notices. All notices, requests and other communications to GW
                  -------
or IGI hereunder shall be in writing (including telecopy or similar electronic transmissions) and shall be personally delivered or sent by telecopy or other electronic facsimile transmission during normal business hours or by registered mail or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below (or to such other address as may be specified in writing to the other party hereto):

         If to GW:

                  Glaxo Wellcome Inc.
                  Five Moore Drive
                  P.O. Box 13398
                  Research Triangle Park, North Carolina 27709

                  Attention:  Director, Product Outsourcing
                              -----------------------------

                  Tel:  (919) 483-4087
                  Fax:  (919) 483-3203

         with a required copy to:

                  Glaxo Dermatology
                  Five Moore Drive
                  P.O. Box 13398
                  Research Triangle Park, North Carolina 27709

                  Attention:  Dermatology Business Development
                              --------------------------------

                  Tel:  (919) 483-3767
                  Fax:  (919) 483-3012

with a required copy to:

                  Glaxo Wellcome Inc.
                  Five Moore Drive
                  P.O. Box 13398
                  Research Triangle Park, North Carolina 27709

                  Attention:  General Counsel
                              ---------------

                  Tel:  (919) 483-2505
                  Fax:  (919) 483-0265

         If to IGI:

                  IGI, Inc.
                  Wheat Road and Lincoln Avenue
                  P.O. Box 687
                  Buena, NJ 08310

                  Attention:  President
                              ---------

                  Tel:  (609) 697-1441
                  Fax:  (609) 697-1001

Any notice or communication given in conformity with this Section shall be deemed to be effective when received by the addressee, if delivered by hand, telecopy or other electronic facsimile transmission, and three (3) days after mailing, if mailed.

     19.6. Entire Agreement. This Agreement constitutes the entire agreement of
           ----------------
GW and IGI with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between GW and IGI with respect to such subject matter are hereby superseded in their entirety.

     19.7. Severability. If any provision hereof should be held invalid, illegal
           ------------
or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, GW and IGI hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

     19.8. Waiver. No failure on the part of GW or IGI to exercise and no delay
           ------
in exercising any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

     19.9. Survival. Notwithstanding anything else in this Agreement to the
           --------
contrary, the parties agree that Sections 7, 8, 10, 12, 13 and 14 shall survive the termination or expiration of this Agreement, as the case may be, to the extent required thereby for the full observation and performance by any or all of the parties hereto.

     19.10 Headings.  The section headings used herein are for convenience only
           --------
and shall not in any way affect the construction of, or be taken into consideration interpreting, this Agreement.

     19.11 Counterparts.  This Agreement may be executed in counterparts, each
           ------------
of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

     20.   Defined Terms.
           -------------

     For purposes of this Agreement, the following terms shall have the meanings set forth below. Certain other terms are defined in the text of this Agreement.

     "Affiliate" shall mean any corporation or non-corporate entity which
      ---------
controls, is controlled by, or is under common control with a party. A corporation or non-corporate entity shall be regarded as in control of another corporation if (a) it owns or directly or indirectly controls at least fifty percent (50%) of the voting stock of the other corporation, or (b) in the absence of the ownership of at least fifty percent (50%) of the voting stock of a corporation or in the case of a non-corporate entity, it has the power to direct or cause the direction of the management and policies of such corporation or non-corporate entity, as applicable.

     "Agreement" means this Amended and Restated Exclusive Supply Agreement
      ---------

     "Damages" shall mean any damages, losses, claims, liabilities and
      -------
expenses (including reasonable attorney's fees and expenses).

     "Effective Date" means the date set forth at the beginning of this
      --------------
Agreement

     "FDA" shall mean the United States Food and Drug Administration, or any
      ---
successor entity.

     "FD&C Act" shall mean the United States Federal Food, Drug and Cosmetic
      --------
Act, as amended.

     "Field" means the use of the Trademark in connection with selling,
      -----
marketing and distributing Products sold to, marketed, and distributed directly to (i) physicians (including but not limited to dermatologists and plastic surgeons), (ii) other professionals licensed under state law to write prescriptions and (iii) groups containing such physicians or professionals.

     "Governmental Authority" shall mean any domestic or foreign, federal,
      ----------------------
state or local or other governmental, administrative or regulatory authority, body, agency, court, tribunal, or similar entity.

     "Initial Term" shall have the meaning given such term in Section 13.1.
      ------------

     "Inventory Guidelines"  shall initially mean the inventory guidelines
      --------------------
attached as Exhibit G attached hereto; provided, however, that such inventory guidelines may be modified by GW at any time by sending a written notice thereof to IGI, which such notice shall include a copy of the modified inventory guidelines.

     "Net Sales" with respect to any Product, means the gross sales amount
      ---------
of such Product billed by GW and its sublicensees to Third Party customers, less:

          (i) actual credited allowances to such Third Party customers for spoiled, damaged, outdated and returned Products and for retroactive price reductions,

          (ii) the amounts of trade and cash discounts on Products, to the extent such trade and cash discounts are not deducted by GW or its sublicensees at the time of invoice in order to arrive at the gross invoice prices,

          (iii) all invoiced transportation and handling charges, sales taxes, excise taxes, use taxes and import/export duties actually paid,

          (iv) all other allowances and adjustments actually credited to customers (including, but not limited to rebates paid to Third Party payers and any other reductions in price mandated by any governmental entity or required for participation in reimbursement programs), whether during a specific royalty period or not.

     "NOVASOME(R) Technology"  shall mean the inventions (as described in
     ----------------------
several patents and patent applications), trademarks, and information, know-how and skill which is unique and confidential relating to organized lipid structures, and lipid vesicle encapsulation technologies useful in conjunction with various products including topical dermatological products for localized usage at the delivery zone (specifically excluding dermatologically administered pharmaceuticals which are delivered systemically through the skin, antiinfectives for treating infectious pathogens, replacement hormone therapy, spermacides and viracides), and processes for making the same.

     "Patent Rights"  shall mean each United States patent and any patent
     --------------
application, current or future reissues, extensions, substitutions, revalidations, renewals, continuations, continuations-in-part or divisions for any such patent related to the NOVASOME(R) Technology, including but not necessarily limited to those patents and patent applications listed in Exhibit H attached hereto.

     "Products" shall mean (i) topical dermatological products manufactured
      --------
utilizing the NOVASOME(R) Technology; (ii) topical dermatological products manufactured according to the formulations set forth in Exhibit B; and (iii) topical dermatological products approved by the PDSC developed during the course of this Agreement. It is expressly agreed and understood that Products do not include any dermatologically administered pharmaceuticals which are delivered systemically through the skin.

     "Product Line" shall mean all of the presentations and unit sizes of
      ------------
(i) the Products sold by IGI to GW pursuant to the terms and conditions of this Agreement, and (ii) such additional products as GW may sell or market under the same brand name or trademark as GW is using to market the Products sold by IGI to GW hereunder.

     "Process" shall have the meaning given such term in Section 7.2 hereof.
      -------

     "Registration" in relation to any Product means such Approvals by
      ------------
government authorities in a country of or community or association of countries included in the Territory (including, where applicable, price approvals) as may be legally required before such Product may be commercialized in such country.

     "Specifications" shall mean the Product Specifications and the Packaging
      --------------
Specifications.

     "Target Inventory Level" shall mean, with respect to any date, such
      ----------------------
level of inventory of the Product, expressed in months of supply by Product presentation, as is determined by the Inventory Guidelines with reference to the latest Product forecast delivered by GW to IGI pursuant to Section 1.3 hereof.

     "Territory" shall mean the United States of America, and its territories
      ---------
and possessions.

     "Third Party" shall mean any person or entity other than IGI, GW, and their
      -----------
respective Affiliates.

     "Trademark" means that trademark which is more particularly described
      ---------
on Exhibit D attached hereto.

     "Trademark License" means the license granted to GW by IGI as set forth
      -----------------
in Section 2 hereof.

     "Valid Claim" shall mean an unexpired and issued claim in a Patent Right
      -----------
which has not been held invalid, unpatentable or unenforceable by a decision of a court, or unappealable, and which has not been admitted to be invalid by the owner through reissue or disclaimer thereon.

               Confidential materials omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement by their duly authorized officers as of the Effective Date.



GLAXO WELLCOME INC.                       IGI, INC.



By: /s/Dean J. Mitchell                   By: /s/John F. Gallo
   ---------------------------------         ----------------------------------
    Dean J. Mitchell                      Name: John F. Gallo
    Vice President, Business              Title:   President
        Development and Planning
    General Manager, Speciality
        Divisions


IGEN, INC.                                IMMUNOGENETICS, INC.


By: /s/John P. Gallo                      By: /s/John P. Gallo
   ---------------------------------         ----------------------------------
Name:   John P. Gallo                     Name: John P. Gallo
Title:  President                         Title:   President

                                INDEX OF EXHIBITS
                                -----------------



Exhibit A -  List of Current Products
Exhibit B -  Product Specifications
Exhibit C -  Packaging Specifications
Exhibit D -  The Trademark
Exhibit E -  1997 - Cost of Manufacture
Exhibit F -  The Enabling License
Exhibit G -  Inventory Guidelines
Exhibit H -  List of Patents

                                                                       EXHIBIT A



                            List of Current Products
                            ------------------------

================================================================================
            Product Presentation             IGI Code Number
================================================================================
Skin Facial Lotion                               NS 5010

Facial Cleanser                                  NS 5015

Face Cream                                       NS 5020

Eye Cream                                        NS 5025

Body Lotion                                      NS 5070

Advanced Sunscreen                               NS 5030

Advanced Moisturizing Lotion                     NS 5075

Hand Cream                                       NS 5065

Oily Skin Toner                                  NS 5060

Exfoliator System:


Exfoliant Gel                                    NS 5035

Pretreatment                                     NS 5040

Exfoliation Kit (Box and Package Insert)         NS 5045
================================================================================

                                                                       EXHIBIT B



                             Product Specifications
                             ----------------------

                        Attach the Product Specifications
                        (including Analytical Methodology


                    Pages B-1 -- B-18 contain Confidential
                           Materials which have been
                         omitted and filed separately
                            with the Securities and
                              Exchange Commission

                                                            EXHIBIT C


                        PRIMARY PACKAGE SPECIFICATIONS

                               NOVA SKIN PRODUCTS


CODE                          ITEM
----                          ----

NS5010                        SKIN FACIAL LOTION 2oz
     79207                    2oz 24/410 Btl
     79225                    #213 24/410 Cap
     79333                    Nat 24mm Reducer

NS5015                        FACIAL CLEANSER 8oz
     79200                    8oz 24/410 Btl
     79220                    #207 24/410 Cap
     79333                    Nat 24mm Reducer

NS5020                        FACE CREAM 1 oz
     79211                    1 oz #323 Wht Jar
     79229                    53 mm #116 Cap
     79337                    53 mm Disc

NS5025                        EYE CREAM  1/2 oz
     79213                    1/2 oz #348 Wht Jar
     79331                    48 mm #123 Cap
     79335                    48 mm Disc

NS5030                        ADV SUNSCREEN 4 oz
     79209                    4 oz 24/410 Tube
     79227                    Twist Disc Cap

NS5045                        EXFOLIATION KIT
 NS5035                       EXFOLIATION GEL 8 oz
     79203                    8 oz 24/410 Nat Btl
     79223                    24/410 Blk Cap
 NS5040                       PRE TREAT 8 oz
     79205                    8 oz 24/410 Nat Btl
     79223                    24/410 Blk Cap


NS5060                        OILY SKIN TONE 4 oz
     79215                    4 oz 24/410 Wht Btl
     79217                    #215 24/410 Cap
     79333                    24 mm Reducer

NS5065                        HAND CREAM 4 oz
     79231                    4 oz 24/410 Tube
     79227                    Twist Disc

NS5070                        BODY LOTION 12 oz
     79235                    12 oz 28/410 Btl
     79237                    2.5 cc 28/410 Pump

NS5075                        ADV MOIST LOTION 2 oz
     79239                    2 oz 24/410 Btl
     79241                    #220 24/410 Cap

                                                                       EXHIBIT D



                                   Trademarks
                                   ----------

                            See Attached Description

Int. Cl.:  1

Prior U.S. Cl.:  6
                                                      Reg. No. 1,710,953
United States Patent and Trademark Office               Registered Sep. 1, 1992
-------------------------------------------------------------------------------

                                    TRADEMARK
                               PRINCIPAL REGISTER


                                    NOVASOME


MICRO-PAK, INC. (DELAWARE CORPORATION
103 SPRINGER BUILDING
3411 SILVERSIDE ROAD
WILMINGTON, DE 19810

FOR: LIPID VESICLES AS CHEMICAL, ADDITIVES FOR THE PHARMACEUTICAL, VETERINARY, PAINT, SPECIALITY CHEMICALS, AND PERSONAL CARE
INDUSTRIES, IN CLASS 1 (U.S. CL. 6).
FIRST USE 4-22-1988; IN COMMERCE 4-22-1988.

SER. NO. 73-799,291, FILED 5-11-1989.

RACHEL BLUE, EXAMINING ATTORNEY

               Confidential materials omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.



                                                                       EXHIBIT E



                               Cost of Manufacture
                               -------------------

                            1997 Cost of Manufacture

=========================================================================================
                                                Material     Labor   Overhead*
                               IGI Code         Cost Per   Cost Per  Cost Per  Total Unit
Product Presentation            Number    Size    Unit       Unit      Unit      Cost
=========================================================================================
Skin Facial Lotion              NS 5010   2 oz.    ***        ***       ***       ***

Facial Cleanser                 NS 5015   8 ox.    ***        ***       ***       ***

Face Cream                      NS 5020   1 oz.    ***        ***       ***       ***

Eye Cream                       NS 5025  0.5 oz.   ***        ***       ***       ***

Body Lotion                     NS 5070  12 oz.    ***        ***       ***       ***

Advanced Sunscreen              NS 5030   4 oz.    ***        ***       ***       ***

Advanced Moisturing Lotion      NS 5075   2 oz.    ***        ***       ***       ***

Hand Cream                      NS 5065   4 oz.    ***        ***       ***       ***

Oily Skin Toner                 NS 5060   4 oz.    ***        ***       ***       ***

Exfoliator System:                                 ***        ***       ***       ***

Exfoliant Gel                   NS 5035   8 oz.    ***        ***       ***       ***

Pre-Treatment                   NS 5040   8 oz.    ***        ***       ***       ***

Exfoliation Kit (Box and
Package Insert)                 NS 5045    Kit     ***        ***       ***       ***
========================================================================================

*        Overhead Costs include Indirect Labor Costs.

                                                                       EXHIBIT F
                                                                       ---------


TriStrata, Inc.
---------------
NeoStrata Company, Inc.
PolyStrata Pharmaceuticals, Inc.
TriStrata Technology


December 18, 1996


John P. Gallo, President
IGI, Incorporated
Wheat Road & Lincoln Avenue
Buena, New Jersey  08310


Dear John:

This will confirm that, as one of TTI's valued licensees, IGI may utilize Glaxo to distribute Licensed Products under the TTI/IGI License Agreement dated January 1, 1996 ("License Agreement") on the following conditions:

     1. Glaxo Dermatology (Glaxo) will sell IGI products: Glaxo's name may appear on the IGI products, containers, product information and product brochures, stating that the products are "distributed by Glaxo";

     2. although Glaxo will be selling the IGI products, IGI remains the responsible party to pay TriStrata Technology, Inc., the royalties required under the License Agreement;

     3. in accordance with the License Agreement, the royalty rate will be based upon the "Net Sales" price paid by the party to whom Glaxo sells IGI products (i.e., the royalty rate is based upon the gross amounts
                        ----
          paid by the party to whom Glaxo distributes or sells IGI products less permitted discounts, rebates, credits or allowances as may be permitted by the License Agreement); and

     4. it is understood that this arrangement does not confer any rights to Glaxo to make, have made, use, sell or distribute products under Glaxo's trade name or the trade name of any party other than IGI.

The other provision of the License Agreement remain in full force and effect. Please date and countersign, and have an authorized representative of Glaxo date and countersign, where indicated below to acknowledge the agreement of IGI and Glaxo to this understanding. The understanding set forth in this letter will be effective upon TTI's receipt of a copy of this letter signed by both IGI and Glaxo.


Sincerely,

/s/

RICHARD H. WILDNAUER, Ph.D.
President


Agreed and accepted:


      /s/John P. Gallo
-----------------------------
John P. Gallo, President
IGI, Inc.
Dated December 31, 1996


Glaxo Dermatology, Inc.
Glaxo/Wellcome


__________________________________
Glaxo/Wellcome


__________________________________

By:_______________________________


Its:_______________________________

Dated:  December ___________, 1996

               Confidential materials omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.



                                                                       EXHIBIT G


                              Inventory Guidelines
                              --------------------

--------------------------------------------------------------------------------

Product Presentation      IGI Code Number    Size       Minimum       Maximum
                                                       Months of     Months of
                                                        Supply        Supply
--------------------------------------------------------------------------------

Skin Facial Lotion        NS 5010              2 oz.      ***           ***

Facial Cleanser           NS 5015              8 oz.      ***           ***

Face Cream                NS 5020              1 oz.      ***           ***

Eye Cream                 NS 5025            0.5 oz.      ***           ***

Body Lotion               NS 5070             12 oz.      ***           ***

Advanced Sunscreen        NS 5030              4 oz.      ***           ***

Advanced Moisturizing
 Lotion                   NS 5075              2 oz.      ***           ***

Hand Cream                NS 5065              4 oz.      ***           ***

Oily Skin Toner           NS 5060              4 oz.      ***           ***

Exfoliator System:

 Exfoliant Gel            NS 5035              8 oz.      ***           ***

 Pretreatment             NS 5040              8 oz.      ***           ***

 Exfoliation Kit
 (Box and Package
  Insert)                 NS 5045              kit        ***           ***


                                                            EXHIBIT H


                                 List of Patents
                                 ---------------


US 4,853,228
US 4,855,090
US 4,895,452
US 4,911,928
US 4,917,951
US 4,942,038
US 5,000,960
US 5,019,174
US 5,019,392
US 5,023,086
US 5,032,457
US 5,104,736
US 5,147,723
US 5,160,669
US 5,164,191
US 5,213,805
US 5,219,538
US 5,234,767
US 5,256,422
US 5,260,065
US 5,405,615
US 5,439,967
US 5,474,848
US 5,490,985
US 5,013,497